                                                                     EXHIBIT 2.1





                      AGREEMENT AND PLAN OF REORGANIZATION

                                  BY AND AMONG

                          HUMAN GENOME SCIENCES, INC.,

                                    PCCA INC.

                                       AND

                      PRINCIPIA PHARMACEUTICAL CORPORATION







                                SEPTEMBER 8, 2000

                                TABLE OF CONTENTS

                                                                                          Page
                                                                                          ----
ARTICLE I THE MERGER.........................................................................1

   1.1    THE MERGER.........................................................................1
          ----------
   1.2    CLOSING; EFFECTIVE TIME............................................................2
          -----------------------
   1.3    EFFECT OF THE MERGER...............................................................2
          --------------------
   1.4    CERTIFICATE OF INCORPORATION; BYLAWS...............................................2
          ------------------------------------
   1.5    DIRECTORS AND OFFICERS.............................................................2
          ----------------------
   1.6    EFFECT ON CAPITAL STOCK............................................................2
          -----------------------
   1.7    SURRENDER AND EXCHANGE OF CERTIFICATES.............................................5
          --------------------------------------
   1.8    NO FURTHER OWNERSHIP RIGHTS IN TARGET CAPITAL STOCK................................6
          ---------------------------------------------------
   1.9    EXEMPTION FROM REGISTRATION........................................................6
          ---------------------------
   1.10   TAKING OF NECESSARY ACTION; FURTHER ACTION.........................................6
          ------------------------------------------
   1.11   TRANSFER RESTRICTIONS; REGISTRATION RIGHTS.........................................7
          ------------------------------------------

ARTICLE II REPRESENTATIONS AND WARRANTIES OF TARGET..........................................7

   2.1    ORGANIZATION, STANDING AND POWER...................................................8
          --------------------------------
   2.2    CAPITAL STRUCTURE..................................................................8
          -----------------
   2.3    AUTHORITY..........................................................................9
          ---------
   2.4    FINANCIAL STATEMENTS...............................................................9
          --------------------
   2.5    ABSENCE OF CERTAIN CHANGES........................................................10
          --------------------------
   2.6    ACCOUNTS RECEIVABLE...............................................................10
          -------------------
   2.7    LITIGATION........................................................................10
          ----------
   2.8    RESTRICTIONS ON BUSINESS ACTIVITIES...............................................11
          -----------------------------------
   2.9    GOVERNMENTAL AUTHORIZATION........................................................11
          --------------------------
   2.10   TITLE TO PROPERTY.................................................................11
          -----------------
   2.11   INTELLECTUAL PROPERTY.............................................................11
          ---------------------
   2.12   ENVIRONMENTAL MATTERS.............................................................13
          ---------------------
   2.13   TAXES.............................................................................15
          -----
   2.14   EMPLOYEE BENEFIT PLANS............................................................16
          ----------------------
   2.15   EMPLOYEES AND CONSULTANTS.........................................................19
          -------------------------
   2.16   RELATED-PARTY TRANSACTIONS........................................................20
          --------------------------
   2.17   INSURANCE.........................................................................21
          ---------
   2.18   COMPLIANCE WITH LAWS..............................................................21
          --------------------
   2.19   BROKERS' AND FINDERS' FEES........................................................21
          --------------------------
   2.20   MATERIAL CONTRACTS................................................................21
          ------------------
   2.21   REGISTRATION RIGHTS...............................................................23
          -------------------
   2.22   REPRESENTATIONS COMPLETE..........................................................23
          ------------------------

ARTICLE III REPRESENTATIONS AND WARRANTIES OF TARGET STOCKHOLDERS...........................23

   3.1    TITLE; AGREEMENTS.................................................................23
          -----------------
   3.2    EXECUTION AND EFFECT OF AGREEMENT.................................................23
          ---------------------------------
   3.3    NO VIOLATION......................................................................24
          ------------
   3.4    LITIGATION; CLAIMS................................................................24
          ------------------
   3.5    NO BROKERS........................................................................24
          ----------
   3.6    INVESTMENT REPRESENTATIONS........................................................24
          ---------------------------
   3.7    TARGET STOCKHOLDER'S ACKNOWLEDGEMENT AS TO INFORMATION............................25
          ------------------------------------------------------

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF ACQUIROR AND MERGER SUB........................25

   4.1    ORGANIZATION, STANDING AND POWER..................................................25
          --------------------------------
   4.2    CAPITAL STRUCTURE.................................................................26
          -----------------
   4.3    AUTHORITY.........................................................................26
          ---------

   4.4    SEC DOCUMENTS; FINANCIAL STATEMENTS...............................................27
          -----------------------------------

ARTICLE V ADDITIONAL AGREEMENTS.............................................................28

   5.1    TAX-FREE REORGANIZATION...........................................................28
          -----------------------
   5.2    STOCK OPTIONS.....................................................................28
          -------------
   5.3    ESCROW AGREEMENT..................................................................29
          ----------------
   5.4    FORM S-8..........................................................................29
          --------
   5.5    LISTING OF ADDITIONAL SHARES......................................................29
          ----------------------------
   5.6    ADDITIONAL AGREEMENTS; BEST EFFORTS...............................................29
          -----------------------------------
   5.7    NO OTHER WARRANTIES; SURVIVAL.....................................................29
          -----------------------------
   5.8    INVESTIGATION AND EVALUATION......................................................29
          ----------------------------
   5.9    DISCLAIMER........................................................................30
          ----------

ARTICLE VI CONDITIONS TO THE MERGER.........................................................30

   6.1    CONDITIONS TO OBLIGATIONS OF EACH PARTY TO EFFECT THE MERGER......................30
          ------------------------------------------------------------
   6.2    ADDITIONAL CONDITIONS TO OBLIGATIONS OF TARGET....................................31
          ----------------------------------------------
   6.3    ADDITIONAL CONDITIONS TO THE OBLIGATIONS OF ACQUIROR AND MERGER SUB...............31
          -------------------------------------------------------------------

ARTICLE VII ESCROW AND INDEMNIFICATION......................................................32

   7.1    SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS.............................32
          -----------------------------------------------------
   7.2    INDEMNIFICATION...................................................................33
          ---------------
   7.3    ESCROW FUND.......................................................................33
          -----------
   7.4    CERTAIN LIMITATIONS...............................................................34
          -------------------
   7.5    CERTAIN PROCEDURAL MATTERS........................................................34
          --------------------------
   7.6    EXCLUSIVE REMEDY..................................................................35
          ----------------
   7.7    RESOLUTION OF CONFLICTS; ARBITRATION..............................................35
          ------------------------------------
   7.8    STOCKHOLDERS' AGENT...............................................................35
          -------------------
   7.9    ACTIONS OF STOCKHOLDERS' AGENT....................................................36
          ------------------------------

ARTICLE VIII GENERAL PROVISIONS.............................................................37

   8.1    NOTICES...........................................................................37
          -------
   8.2    EXPENSES..........................................................................38
          --------
   8.3    INTERPRETATION....................................................................38
          --------------
   8.4    COUNTERPARTS......................................................................38
          ------------
   8.5    ENTIRE AGREEMENT; THIRD PARTY BENEFICIARIES.......................................39
          -------------------------------------------
   8.6    SEVERABILITY......................................................................39
          ------------
   8.7    REMEDIES CUMULATIVE...............................................................39
          -------------------
   8.8    GOVERNING LAW.....................................................................39
          -------------
   8.9    ASSIGNMENT; AMENDMENT; BINDING EFFECT.............................................39
          -------------------------------------
   8.10   RULES OF CONSTRUCTION.............................................................40
          ---------------------



APPENDIX I       Allocation of Merger Consideration

APPENDIX II      Matters of Inquiry

SCHEDULES

Target Disclosure Schedule

EXHIBITS

Exhibit A      Certificate of Merger
Exhibit B      Escrow Agreement
Exhibit C      Target Warrant Assumption Agreement
Exhibit D      Legal Opinion of Piper Marbury Rudnick & Wolfe LLP
Exhibit E      Registration Rights Agreement
Exhibit F      Legal Opinion of Morgan Lewis & Bockius LLP

                      AGREEMENT AND PLAN OF REORGANIZATION



              This AGREEMENT AND PLAN OF REORGANIZATION (this "AGREEMENT") is made and entered into as of September 8, 2000 by and among Human Genome Sciences, Inc., a Delaware corporation ("ACQUIROR"), PCCA Inc., a Delaware corporation ("MERGER SUB"), Principia Pharmaceutical Corporation, a Delaware corporation ("TARGET") and each of Target's stockholders listed on the signature page hereto (the "TARGET STOCKHOLDERS").

                                    RECITALS

              Target, Acquiror, Merger Sub and the Target Stockholders believe it is in the best interests of their respective companies and the stockholders of their respective companies that Target and Merger Sub combine into a single company through the statutory merger of Merger Sub with and into Target (the "MERGER").

              A. Pursuant to the Merger, among other things, each outstanding share of the capital stock of Target, shall be converted into shares of common stock of Acquiror, $0.01 par value ("ACQUIROR COMMON STOCK"), on the terms set forth herein.

              B. Target, Acquiror, Merger Sub and the Target Stockholders desire to make certain representations and warranties and other agreements in connection with the Merger.

              C. The parties intend, by executing this Agreement, to adopt a plan of reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "CODE"), and to cause the Merger to qualify as a reorganization under the provisions of Sections 368(a)(1)(A) and 368(a)(2)(E) of the Code.

              NOW, THEREFORE, in consideration of the covenants and representations set forth herein, and for other good and valuable consideration, the parties agree as follows:

                                   ARTICLE I

                                   THE MERGER

       1.1    The Merger.

              At the Effective Time (as hereinafter defined) and subject to and upon the terms and conditions of this Agreement, the Certificate of Merger attached hereto as Exhibit A (the "CERTIFICATE OF MERGER") and the applicable provisions of the Delaware General Corporation Law ("DELAWARE LAW"), Merger Sub shall be merged with and into Target, the separate corporate existence of Merger Sub shall cease and Target shall continue as the surviving corporation. Target as the surviving corporation after the Merger is hereinafter sometimes referred to as the "SURVIVING CORPORATION."

       1.2    Closing; Effective Time.

              The closing of the transactions contemplated hereby (the "CLOSING") shall take place on the date hereof (the date on which the Closing shall occur being the "CLOSING Date"). The Closing shall take place at the offices Morgan, Lewis & Bockius, LLP at 1701 Market Street, Philadelphia, Pennsylvania 19103-2921, or at such other location as the parties hereto agree. On the Closing Date, the parties hereto shall cause the Merger to be consummated by filing the Certificate of Merger with the Secretary of State of the State of Delaware, in accordance with the relevant provisions of Delaware Law (the time and date of such filing being the "EFFECTIVE TIME" and the "EFFECTIVE DATE," respectively).

       1.3    Effect of the Merger.

              At the Effective Time, the effect of the Merger shall be as provided in this Agreement, the Certificate of Merger and the applicable provisions of Delaware Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of Target shall vest in the Surviving Corporation, and all debts, liabilities and duties of Target shall become the debts, liabilities and duties of the Surviving Corporation.

       1.4    Certificate of Incorporation; Bylaws.

       At the Effective Time, the Certificate of Incorporation of Merger Sub, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended as provided by Delaware Law and such Certificate of Incorporation.

       The Bylaws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation until thereafter amended.

       1.5    Directors and Officers.

              At the Effective Time, the directors of Merger Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation, to hold office until such time as such directors resign, are removed or their respective successors are duly elected or appointed and qualified. The officers of Merger Sub immediately prior to the Effective Time shall be the officers of the Surviving Corporation, to hold office until such time as such officers resign, are removed or their respective successors are duly elected or appointed and qualified.

       1.6    Effect on Capital Stock.

              (a) On the Effective Date, each share of Target capital stock outstanding (assuming exercise or conversion of all outstanding warrants, stock options and convertible securities and after all adjustments for the anti-dilution provisions) (the "TARGET CAPITAL STOCK") immediately prior to the Effective Date, including the shares of Target preferred stock, par value $.01 per share (the "TARGET PREFERRED STOCK"), shall, without any action on the part of the holder thereof, be canceled and converted into shares of Acquiror Common Stock having an aggregate value of $120 million to be allocated as follows:

                     (i) Certain Definitions. The following terms shall be defined as set forth below:

                     "AGGREGATE COMMON NUMBER" means the sum of (A) the total number of shares of common stock ($0.01 par value per share) of Target (the "Target Common Stock") that are issued and outstanding immediately prior to the Effective Time; (B) the maximum number of shares of Target Common Stock that are issuable upon the conversion of any shares of preferred stock ($0.01 par value per share) of Target (the "Target Preferred Stock") that are issued and outstanding immediately prior to the Effective Time; and (C) the maximum number of shares of Target Capital Stock that are issuable upon the conversion or exercise in full of all options (vested or unvested) (the "Target Options") or warrants (the "Target Warrants") to acquire Target Capital Stock that are outstanding immediately prior to the Effective Time, all as identified on
Schedule 1.6(a) hereto.

                     "CLOSING STOCK PRICE" means the average closing sale price of a share of Acquiror Common Stock as reported on the Nasdaq National Market for the twenty (20) consecutive days that Acquiror Common Stock has been traded ending with the trading day two business days prior to the Closing Date.

                     "COMMON STOCK EXCHANGE RATIO" means 0.089728585 which is the quotient obtained by dividing (A) the amount by which $120,000,000 exceeds the sum of the Series A-1 Liquidation Preference Amount and the Series A-2 Liquidation Preference Amount by (B) the Aggregate Common Number.

                     "MERGER CONSIDERATION" means the total number of shares of Acquiror Common Stock to be delivered or reserved for issuance in connection with the Merger, which is equal to the quotient obtained by dividing (A) $120,000,000 by (B) the Closing Stock Price.

                     "SERIES A-1 LIQUIDATION PREFERENCE AMOUNT" means $5,579,198, which is the agreed upon amount of the Merger Consideration being allocated to the holders of the Target's Series A-1 Preferred Stock.

                     "SERIES A-2 LIQUIDATION PREFERENCE AMOUNT" means $400,000, which is the agreed upon amount of the Merger Consideration being allocated to the holders of the Target's Series A-2 Preferred Stock.

                     "TARGET CAPITAL STOCK" means the Target Common Stock and the Target Preferred Stock, collectively.

                     (ii) Subject to Section 1.6(g), at the Effective Time, by virtue of the Merger and without any further action on the part of Acquiror, Merger Sub or Target or any Target Stockholder, the Merger Consideration shall be allocated as follows:

                            (A)    each of the 1,057,708 shares of Target Common
Stock outstanding immediately prior to the Effective Time shall be converted into the right to receive 0.089728585 shares of Acquiror Common Stock;

                            (B)    each of the 5,979,198 shares of Series A-1
Preferred Stock outstanding immediately prior to the Effective Time shall be converted into the right to receive 0.0960833636 shares of Acquiror Common Stock;

                            (C)    each of the 900,000 shares of Series A-2
Preferred Stock outstanding immediately prior to the Effective Time shall be converted into the right to receive 0.132447759 shares of Acquiror Common Stock;

                            (D)    the Target Warrants which represent the right
to purchase 43,879 shares of Target common stock shall be assumed and shall be converted into the right to purchase an aggregate of 3,937 shares of Acquiror Common Stock; and

                            (E)    the 1999 Equity Compensation Plan, as amended
(the "TARGET STOCK OPTION PLAN"), and the options to purchase an aggregate of 275,250 shares of Target Common Stock outstanding under the Target Stock Option Plan as of the Effective Time (the "TARGET OPTIONS") shall be assumed by Acquiror in accordance with Section 5.2 hereof.

                     (iii) In no event shall the Merger Consideration exceed that number of shares equal to the number (rounded to the nearest whole share) determined by dividing $120 million by the Closing Stock Price.

                     (iv) By signing this Agreement, each Target Stockholder agrees to the allocation set forth on Appendix I and as described in this
Section 1.6(a), irrespective of whether that allocation is inconsistent with the terms of the certificate of incorporation, as amended, of Target.

              (b) Cancellation of Target Capital Stock Owned by Acquiror or Target. At the Effective Time, each share of Target Capital Stock owned by Acquiror or Target or any direct or indirect wholly owned subsidiary of Acquiror or of Target immediately prior to the Effective Time shall be cancelled and extinguished without any conversion thereof.

              (c) Capital Stock of Merger Sub. At the Effective Time, each share of Merger Sub common stock, par value $0.01 per share, issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of common stock, $0.01 par value, of the Surviving Corporation. Each stock certificate of Merger Sub evidencing ownership of any such shares shall continue to evidence ownership of such shares of capital stock of the Surviving Corporation.

              (d) Adjustments to Exchange Ratios. The Exchange Ratios shall be adjusted to reflect fully the effect of any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into Acquiror Common Stock or Target Capital Stock, reorganization, recapitalization or other like change with respect to Acquiror Common Stock or Target Capital Stock) occurring after the date hereof and prior to the Effective Time.

              (e) Fractional Shares. No fraction of a share of Acquiror Common Stock will be issued, but in lieu thereof each holder of shares of Target Capital Stock who would otherwise be entitled to a fraction of a share of Acquiror Common Stock (after aggregating all fractional shares of Acquiror Common Stock to be received by such holder) shall receive from Acquiror an amount of cash (rounded to the nearest whole cent) equal to the product of (i) such fraction, multiplied by (ii) the Closing Stock Price.

       1.7    Surrender and Exchange of Certificates.

              (a) Acquiror to Provide Common Stock. At the Effective Time, Acquiror shall make available in accordance with this Article I (i) the shares of Acquiror Common Stock issuable pursuant to Section 1.6(a) in exchange for shares of Target Capital Stock outstanding immediately prior to the Effective Time less the Escrow Shares (as defined below) to be deposited into an escrow fund (the "ESCROW FUND") pursuant to the requirements of Section 1.7(c) and
Article VII, and (ii) cash in an amount sufficient to permit payment of cash in lieu of fractional shares pursuant to Section 1.6(g). "ESCROW SHARES" means the number of shares of Acquiror Common Stock equal to 5% of the shares issuable pursuant to Section 1.6(a)(ii)(A), (B) and (C) of this Agreement (rounded to the nearest whole share in case of each individual Target Stockholder).

              (b) Exchange Procedure. Each of the Target Stockholders will deliver to Acquiror on the Closing Date the original certificates (the "CERTIFICATES") representing all of his, her or its shares of Target Capital Stock, duly endorsed in blank or, in lieu thereof, accompanied by stock powers duly executed in blank. Upon surrender of a Certificate, the Acquiror will deliver to the holder of such Certificate in exchange therefor (A) a certificate representing the number of whole shares of Acquiror Common Stock into which such Target Common Stock is converted (less the number of shares of Acquiror Common Stock to be deposited in the Escrow Fund on such holder's behalf pursuant to
Article VII), and (B) cash in lieu of fractional shares. Promptly after the Effective Time and subject to and in accordance with the provisions of Section 7.3, Acquiror shall cause to be delivered to the Escrow Agent (as defined in Section 7.3) a certificate or certificates representing the Escrow Shares (as defined below), which shall be registered in the name of the Escrow Agent for the Target Shareholders. Such Escrow Shares shall be beneficially owned by such holders and shall be held in escrow and shall be available to indemnify Acquiror as provided in Article VII. To the extent not used for such purposes, such Escrow Shares shall be released, all as provided in the Escrow Agreement.

              (c) Distributions with Respect to Unexchanged Shares. No dividends or other distributions with respect to Acquiror Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Acquiror Common Stock represented thereby until the holder of record of such Certificate surrenders such Certificate. Subject to applicable law, following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing whole shares of Acquiror Common

Stock issued in exchange therefor, without interest, at the time of such surrender, the amount of any such dividends or other distributions with a record date after the Effective Time which would have been previously payable (but for the provisions of this Section 1.7(d)) with respect to such shares of Acquiror Common Stock.

              (d) Transfers of Ownership. If any certificate for shares of Acquiror Common Stock is to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it shall be a condition of the issuance thereof that the Certificate so surrendered is properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange will have paid to Acquiror or the Exchange Agent any transfer or other Taxes (as defined in Section 2.13) required by reason of the issuance of a certificate for shares of Acquiror Common Stock in any name other than that of the registered holder of the Certificate surrendered, or established to the satisfaction of Acquiror or the Exchange Agent that such Tax has been paid or is not payable.

              (e) No Liability. Notwithstanding anything to the contrary in this Section 1.7, no party hereto or any of their respective agents shall be liable to any person for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

       1.8    No Further Ownership Rights in Target Capital Stock.

              All shares of Acquiror Common Stock issued upon the surrender of certificates for Target Capital Stock in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Target Capital Stock, and there shall be no further registration of transfers on the records of the Surviving Corporation of shares of Target Capital Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be cancelled and exchanged as provided in this Article I.

       1.9    Exemption from Registration.

              The shares of Acquiror Common Stock to be issued in connection with the Merger will be issued in a transaction exempt from registration under
(a) the Securities Act of 1933, as amended (the "SECURITIES ACT"), by reason of
Section 4(2) thereof, and (b) applicable state securities laws.

       1.10   Taking of Necessary Action; Further Action.

              If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of Target and Merger Sub, the officers and directors of Target and Merger Sub are fully authorized in the name of their respective corporations or otherwise to take, and shall take, all such lawful and necessary action, so long as such action is not inconsistent with this Agreement.

       1.11   Transfer Restrictions; Registration Rights.

              (a) Restrictions on Transfer. From and after the Effective Time, all of the shares of Acquiror Common Stock issued in exchange for the outstanding shares of Target Common Stock and Target Warrants at or immediately following the Effective Time will be subject to the restrictions upon transfer of such shares as imposed on unregistered shares by the rules of the Securities and Exchange Commission. The Acquiror Capital Stock issued in connection with the Merger will be "restricted securities" under the Securities Act and Rule 144 promulgated thereunder and may only be sold or otherwise transferred pursuant to an effective registration statement under the Securities Act and applicable state securities laws or pursuant to an exemption from the registration requirements of the Securities Act and applicable state securities laws. Shares of Acquiror Common Stock issued upon the exercise of Target Options assumed by Acquiror in the Merger shall not be considered "restricted securities" as such assumed Target Options will be registered by Acquiror on Form S-8.

              (b) Registration Rights Agreement. From and after the Effective Time, the holders of the shares of Acquiror Common Stock issued in exchange for the outstanding shares of Target Common Stock at the Effective Time, including the holders of Target Warrants exercised immediately after the Closing, and the holders of the 2,500 shares of Acquiror Common Stock issued in connection with the execution and delivery of the Amended and Restated License Agreement referred to in Section 6.2(d) hereof, shall have the rights set forth in the Registration Rights Agreement attached hereto as Exhibit D (the "REGISTRATION RIGHTS AGREEMENT").

                                   ARTICLE II

                    REPRESENTATIONS AND WARRANTIES OF TARGET

              In this Agreement, (i) any reference to any event, change, condition or effect being "MATERIAL" with respect to any entity means any material event, change, condition or effect related to the financial condition, properties, assets (including intangible assets), business, operations or products (including planned business, operations or products) that is material to such entity and its subsidiaries, taken as a whole; (ii) any reference to a "MATERIAL ADVERSE EFFECT" with respect to any entity means any event, change or effect that is materially adverse to the financial condition, properties, assets (including intangible assets), business, operations or products (including planned business, operations or products) of such entity and its subsidiaries, taken as a whole, except for (A) matters generally effecting the industry in which the Company operates and (B) changes in general economic conditions; (iii) the words "AWARE," "KNOWLEDGE" or similar words, expressions or phrases with respect to Target means matters which are known by Frederick W. Kyle, Christopher P. Prior, David R. King and Francis M. Conway, after reasonable inquiry of persons identified on Appendix II with respect to the matters identified on Appendix II; and (iv) any reference in Articles II, III, and IV to an agreement being "ENFORCEABLE" shall be deemed to be qualified to the extent such enforceability is subject to (A) laws of general application relating to bankruptcy, insolvency, moratorium, fraudulent conveyance and the relief of debtors and (B) the availability of specific performance, injunctive relief and other equitable remedies.

              Target represents and warrants to Acquiror and Merger Sub that, except as set forth in the Disclosure Schedule delivered by Target to Acquiror prior to the execution and delivery of this Agreement (the "TARGET DISCLOSURE SCHEDULE"):

       2.1    Organization, Standing and Power.

              Target is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has full corporate power and authority to conduct its business as presently conducted and to enter into this Agreement and to carry out the transactions contemplated by this Agreement. Target is duly qualified and in good standing to do business as a foreign corporation in Pennsylvania and is not required to be so qualified in any other jurisdiction, except where the failure to be so qualified would not have a Material Adverse Effect on Target. Target has furnished to Acquiror true and complete copies of its Certificate of Incorporation and Bylaws, each as amended to date and currently in effect. Target is not in violation of any of the provisions of its Certificate of Incorporation or Bylaws. Target does not own, directly or indirectly, any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for, any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity.

       2.2    Capital Structure.

              The authorized capital stock of Target consists of 25,000,000 shares of Target Common Stock, of which 1,057,708 shares are issued and outstanding, and 15,000,000 shares of Target Preferred Stock, of which 6,879,198 shares are issued and outstanding. All of the issued and outstanding shares of Target Capital Stock have been duly authorized and validly issued and are fully paid and nonassessable. Except as set forth in Section 2.2 of the Target Disclosure Schedule, (a) no subscription, warrant, option, convertible security or other right (contingent or otherwise) to purchase or acquire from Target any shares of capital stock of Target is authorized or outstanding, (b) Target has no obligation (contingent or otherwise) to issue any subscription, warrant, option, convertible security or other such right or to issue or distribute to holders of any shares of its capital stock any evidences of indebtedness or assets of Target and (c) Target has no obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any shares of its capital stock or any interest therein or to pay any dividend or make any other distribution in respect thereof. True and complete copies of all agreements and instruments relating to or issued under the Target Stock Option Plan have been made available to Acquiror, and except as set for in the Target Disclosure Schedule, such agreements and instruments have not been amended, modified or supplemented, and there are no agreements to amend, modify or supplement such agreements or instruments from the forms made available to Acquiror. All of the issued and outstanding securities of Target have been offered, issued and sold by Target in compliance with applicable securities laws.

       2.3    Authority.

              The execution and delivery by Target of this Agreement and the Certificate of Merger, and the consummation by Target of the transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate action on the part of Target, including the approval of the Merger by Target's stockholders. This Agreement has been duly executed and delivered by Target and constitutes a valid and binding obligation of Target enforceable in accordance with its terms. The execution and delivery of this Agreement by Target does not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or breach of or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit under, or require a waiver or consent under (a) its Certificate of Incorporation or Bylaws (each as amended to date) or (b) any material mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Target or its properties or assets, except for such conflicts, violations, breaches, defaults, rights of termination, cancellation or acceleration, and failure to obtain waivers and consents as will not individually or in the aggregate have a Material Adverse Effect on Target. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality ("GOVERNMENTAL ENTITY") is required on the part of Target in connection with the execution and delivery of this Agreement or the consummation of the other transactions contemplated by this Agreement, except for (x) the filing of the Certificate of Merger, (y) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable state securities laws and the securities laws of any foreign country or which, if not obtained or made, would not have a Material Adverse Effect on Target; and (z) such filings as may be required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended ("HSR"). The terms of the Target Stock Option Plan permit the assumption thereof by Acquiror or the substitution of options to purchase Acquiror Common Stock as provided in this Agreement, without the consent or approval of the holders of such options, the Target stockholders or otherwise.

       2.4    Financial Statements.

              Target has delivered to Acquiror its audited financial statements (balance sheet and statements of operations, stockholders' equity and cash flows) as of, and for the period from inception (May 13, 1999) through December 31, 1999 and its unaudited financial statements (balance sheet, statement of operations and statement of cash flows) as of and for the period ended, July 31, 2000 (collectively, the "TARGET FINANCIAL STATEMENTS"). The Target Financial Statements were prepared in accordance with generally accepted accounting principles ("GAAP") (except that the unaudited financial statements do not have notes thereto and except for normal year-end adjustments) applied on a consistent basis throughout the periods indicated and with each other (except as may be indicated in the notes thereto). The Target Financial Statements fairly present in all material respects the financial position, results of operations and cash flows of Target as of the dates, and for the periods, indicated therein except that the unaudited financial statements do not have notes thereto and except for normal year-end adjustments.

       2.5    Absence of Certain Changes.

              Since July 31, 2000 (the "TARGET BALANCE SHEET DATE"), Target has conducted its business in the ordinary course consistent with past practice and there has not occurred: (a) any change, event or condition (whether or not covered by insurance) that has resulted in, or would result in, a Material Adverse Effect on Target; (b) any acquisition, sale or transfer of any material asset of Target other than in the ordinary course of business and consistent with past practice (including transfers of Target Intellectual Property (as defined in Section 2.11); (c) any material change in accounting methods or practices (including any change in depreciation or amortization policies or rates) by Target or any material revaluation by Target of any of its assets; (d) any declaration, setting aside, or payment of a dividend or other distribution with respect to the capital stock Target, or any direct or indirect redemption, purchase or other acquisition by Target of any of its capital stock; (e) any amendment or change to the Certificate of Incorporation or Bylaws of Target or any proposal by Target's Board of Directors or stockholders relating thereto;
(f) any increase in or modification of the compensation or benefits payable or to become payable by Target to any of its consultants, independent contractors, directors or employees (except for previously scheduled increases), except as set forth in Section 2.5 of the Target Disclosure Schedule, or (g) any agreement by Target to do any of the things described in the preceding clauses (a) through
(f) (other than negotiations with Acquiror and its representatives regarding the transactions contemplated by this Agreement).

       2.6    Accounts Receivable.

              Target does not have any accounts receivable.

       2.7    Litigation.

              There is no private or governmental action, suit, proceeding, claim, arbitration or investigation pending before any agency, court or tribunal, foreign or domestic, or, to the knowledge of Target, threatened against Target or any of its properties or any of its officers or directors (in their capacities as such) that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on Target. All actions, suits, proceedings, claims, arbitrations and investigations to which Target is a party (or, to the knowledge of Target, threatened to become a party) are disclosed in Section 2.7 of the Target Disclosure Schedule. Also disclosed in
Section 2.7 of the Target Disclosure Schedule are all actions, suits, proceedings, claims, arbitrations and investigations to which any of Target's properties or officers or directors (in their capacities as such) is, to Target's knowledge, a party or threatened to become a party. There is no judgment, decree or order against Target or, to the knowledge of Target, any of its directors or officers (in their capacities as such), that will prevent, enjoin, or materially alter or delay any of the transactions contemplated by this Agreement.

       2.8    Restrictions on Business Activities.

              There is no judgment, injunction, order or decree binding upon Target which will have the effect of prohibiting or materially impairing any current business practice of Target, any acquisition of property by Target or the conduct of business by Target as currently conducted by Target; nor is there any agreement binding upon Target which restrains or restricts Target's ability to compete with any person in the conduct of its business.

       2.9    Governmental Authorization.

              Target has obtained each federal, state, county, local or foreign governmental consent, license, permit, grant or other authorization of a Governmental Entity (a) pursuant to which Target currently operates or holds any interest in any of its properties or (b) that is required for the current operation of Target's business or the holding of any such interest ((a) and (b) herein collectively called the "TARGET AUTHORIZATIONS"), and all of such Target Authorizations are in full force and effect, in each case except where the failure to obtain or have any such Target Authorizations would not have a Material Adverse Effect on Target.

       2.10   Title to Property.

              Target does not own any real property. Target has good and valid title to all of its personal properties and interests in real and personal properties and assets, reflected in the Target Balance Sheet or acquired after the Target Balance Sheet Date (except properties, interests in properties and assets sold or otherwise disposed of since the Target Balance Sheet Date in the ordinary course of business and consistent with past practice), or with respect to leased properties and assets, valid leasehold interests in, free and clear of all mortgages, liens, pledges, charges or encumbrances of any kind or character, except (a) the lien of current taxes not yet due and payable, (b) such imperfections of title, liens and easements as do not materially detract from or interfere with the use of the properties subject thereto or affected thereby, or otherwise materially impair business operations involving such properties, and
(c) liens securing debt which is reflected on the Target Balance Sheet. The plant, property and equipment of Target that are used in the operations of its business are in good operating condition and repair, reasonable wear and tear excepted. All properties used in the operations of Target are reflected in the Target Balance Sheet to the extent GAAP requires the same to be reflected.
Section 2.10 of the Target Disclosure Schedule identifies each parcel of real property leased by Target.

       2.11   Intellectual Property.

              (a) To Target's knowledge, Target owns or is licensed for, and in any event possesses sufficient and legally enforceable rights with respect to, all Intellectual Property (as hereinafter defined) that is used, exercised or exploited ("USED") in, or that may be necessary for, its business as currently conducted or as proposed to be conducted ("TARGET INTELLECTUAL PROPERTY," which term will also include all other Intellectual Property owned by or licensed to Target now or in the past, including, without limitation, the intellectual property licensed under that certain License Agreement among Target, Centeon L.L.C., Centeon Bio-Services Inc., and Delta Biotechnology Limited (the "Centeon Agreement")), without any conflict with or infringement or misappropriation of any rights or property of others ("INFRINGEMENT"), except to the extent that the failure to have such ownership or rights has not had and would not have a Material Adverse Effect on Target except as identified in Section 2.11 of the Target Disclosure Schedule. To Target's knowledge, no Target Intellectual Property was conceived or developed directly or indirectly with or pursuant to government funding or a government contract. "INTELLECTUAL PROPERTY" means: (A) inventions (whether or not patentable); trade names, trademarks, service marks, logos and other designations (collectively, "MARKS"); works of authorship; mask works; data; technology; know-how; trade secrets; designs; formulas; algorithms; schematics; computer software (in source code and/or object code form); and all other intellectual and industrial property of any sort (collectively, "INVENTIONS") and (B) patent rights; trademark and service mark rights; copyrights; mask work rights; trade secret rights; moral rights; and all other intellectual and industrial property rights of any sort throughout the world, and all applications, registrations, issuances and the like with respect thereto (collectively, "IP RIGHTS"). Target has not received any written or verbal communication alleging that Target has been or may be (whether in its current or proposed business) engaged in, liable for or contributing to any Infringement, nor does Target have any knowledge of any facts that would reasonably cause Target to expect that it is engaged in, liable for or contributing to any Infringement except as identified in Section 2.11 of the Target Disclosure Schedule.

              (b)    To the extent included in Target Intellectual Property,
Section 2.11 of the Target Disclosure Schedule lists: (by name, number, jurisdiction, owner and, where applicable, the name and address of each inventor) all patents and patent applications; all registered and unregistered Marks; all licensed Intellectual Property; and all registered and, if material, unregistered copyrights and mask works; and all other issuances, registrations, applications and the like with respect to those or any other IP Rights. No cancellation, termination, expiration or abandonment of any of the foregoing (except natural expiration or termination at the end of the full possible term, including extensions and renewals, and failures to obtain allowable subject matter for patent applications from applicable registration authorities) is anticipated by Target, except where such event would not have a Material Adverse Effect on Target. Except as identified in Section 2.11 of the Target Disclosure Schedule, Target has no knowledge of any challenges (or any specific basis therefor) with respect to the validity of any of the foregoing issued or registered IP Rights (or any part or claim thereof) or with respect to the patentability of any claim of any of the foregoing patent applications.

              (c) There is, to the knowledge of Target, no unauthorized Use, disclosure, infringement or misappropriation of any Target Intellectual Property by any third party, including, without limitation, any employee or former employee of Target.

              (d) Target has taken necessary and appropriate steps to protect and preserve the confidentiality of all Target Intellectual Property with respect to which Target has exclusivity and wishes to maintain confidentiality and that is not otherwise disclosed in published patents or patent applications or registered copyrights (collectively, the "TARGET CONFIDENTIAL INFORMATION"). All use by Target and disclosure to employees of Target Confidential Information has been in compliance with the terms of written confidentiality and nonuse/restricted-use agreements; except, in each of the foregoing cases for such failures to protect and preserve and such uses and disclosures as will not have a Material Adverse Effect on Target.

              (e) Each current and former employee and consultant of Target who is or was involved in, or who has contributed to, the creation or development of any Target Intellectual Property (other than third-party Intellectual Property licensed to Target) has executed and delivered and is in compliance with an enforceable agreement in substantially the form of Target's standard confidentiality agreement, a copy of which agreement has been previously provided to Acquiror, and which agreement provides valid written assignments of all title and rights to any Target Intellectual Property conceived or developed thereunder, or otherwise in connection with his or her consulting or employment.

              (f) To Target's knowledge, Target is not Using, and it will not be necessary to Use, (i) any Inventions of any of its past or present employees or consultants (or people currently intended to be hired) made prior to or outside the scope of their employment by Target or (ii) any confidential information or trade secrets of any former employer of any such person.

              (g) There are no actions that must be taken by Target within 60 days following the Closing Date that, if not taken, would result in the loss of any Intellectual Property, including the payment of any registration, maintenance or renewal fees or the filing of any responses to U.S. Patent and Trademark Office actions, documents, applications or certificates for the purposes of obtaining, maintaining, perfecting or preserving or renewing any Intellectual Property.

       2.12   Environmental Matters.

              (a)    The following terms shall be defined as follows:

                     (i) "ENVIRONMENTAL LAWS" shall mean any federal, state, local or foreign statutes, laws, ordinances, codes, regulations, rules, permits, licenses, approvals, common law, orders or judgments relating to the protection or preservation of the environment, human health or safety, or natural resources, including the Comprehensive Environmental Response, Compensation and Liability Act, and including but not limited to those relating to (i) any discharges, releases or emissions to air, water (including surface water, ground water and wetlands), soil or sediment; (ii) the quality of any environmental medium; (iii) the generation, treatment, recycling, storage, disposal, transportation or other management of waste; (iv) the manufacture, labeling, distribution, disposal or recycling of chemical substances, mixtures or products of biotechnology; (v) contamination or pollution of any environmental medium; or
(vi) responsibility or liability for environmental conditions.

                     (ii) "HAZARDOUS MATERIALS" shall mean any substance, material or waste (regardless of physical form or concentration) regulated, listed, or identified under any Environmental Laws, and any other substance, material or waste (regardless of physical form or concentration) which is hazardous, dangerous, damaging or toxic to living things or the environment.

                            (iii)  "PROPERTY" shall mean all real property
leased by Target either currently or in the past, each of which is listed in
Section 2.12 of the Target Disclosure Schedule.

                            (iv)   "FACILITIES" shall mean all buildings and
improvements on the Property of Target.

                            (v)    "RELEASE" shall mean any spilling, leaking,
pumping, pouring emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing into the environment of any Hazardous Material.

                     (b)    Target represents and warrants that:

                            (i)    no Hazardous Materials have been generated,
treated, disposed of or Released at, on or from the Facilities or the Property, by Target, or to Target's knowledge by any other party, except in material compliance with Environmental Laws and except in such amounts and under such conditions as would not require remediation under Environmental Law and could not give rise to material liability under Environmental Law;

                            (ii)   Target has not received any notice, letter,
citation, order, warning, complaint, inquiry, information request, demand or suit concerning (a) any violation of any Environmental Law; or (b) Target's potential liability, in whole or in part, for the costs of cleaning up, remediating, removing or responding to a Release;

                            (iii)  no notices, administrative actions or suits
are pending or, to Target's knowledge, threatened against Target relating to a violation of or liability under any Environmental Laws;

                            (iv)   no Hazardous Materials are or have been on,
under or migrating to or from the Facilities or Property, for which Target could reasonably be expected to have a material liability;

                            (v)    to Target's knowledge, except as identified
in Section 2.12 of the Target Disclosure Schedule, no underground or above ground storage tanks, sumps or wells are located on the Property except for such above ground containers as are present at the Facility, none of which has an individual capacity exceeding 660 gallons or an aggregate capacity exceeding 1,320 gallons;

                            (vi)   to Target's knowledge, no polychlorinated
biphenyls ("PCBS"), asbestos or asbestos-containing materials, urea-formaldehyde or radioactive materials are located on any of the Properties;

                            (vii)  Target, the Property and the Facilities are,
and Target at all times has been in material compliance with all Environmental Laws;

                            (viii) Target has obtained and is, and at all times
has been, in material compliance with all the permits, licenses and approvals required by law for its operations and such permits, licenses and approvals are in full force and effect and will not be affected by the transactions contemplated by this Agreement;

                            (ix)   the Property is not listed on any regulatory
list of potentially contaminated or regulated properties, including but not limited to the National Priorities List, the CERCLIS, the NFRAP list or any federal, state or local counterpart;

                            (x)    the Property is not and no other property
where Target's wastes or other materials have been sent for treatment, storage, recycling or disposal is listed on any regulatory list of potentially contaminated properties, and to Target's knowledge, no such property is or has been the subject of any environmental cleanup or remediation;

                            (xi)   all written environmental assessments of
Target's current or past Properties, Facilities or Target's operations in Target's possession, control or custody, if any, have been provided to Acquiror;

                            (xii)  Target has not agreed to assume and has not
assumed by operation of law, any environmental liability of any other person;

                            (xiii) to Target's knowledge, no environmental
approvals, clearances or consents are required under applicable law from any governmental entity or authority in order for the parties to consummate the transactions contemplated herein; and

                            (xiv)  the Property is not subject to any lien in
favor of any governmental entity or other party for any liability, costs or damages incurred by such party in response to a Release or otherwise under any Environmental Law.

       2.13   Taxes.

              Target, and any consolidated, combined, unitary or aggregate group for Tax purposes of which Target is or has been a member, have properly completed and timely filed or obtained valid extensions on all material Tax Returns required to be filed by them and have paid all Taxes shown thereon to be due. The Target Balance Sheet reflects any unpaid Taxes of Target for periods (or portions of periods) through the Target Balance Sheet Date. Target does not have any material liability for unpaid Taxes accruing after the Target Balance Sheet Date except for Taxes incurred in the ordinary course of business and consistent with past practice subsequent to the Target Balance Sheet Date. There is (a) no claim for Taxes that is a lien against the property of Target or is being asserted against Target other than liens for Taxes not yet due and payable, (b) no audit of any Tax Return of Target is being conducted by a Tax Authority and (c) no extension of any statute of limitations on the assessment of any Taxes that is currently in effect. Target has not been nor will be required to include any material adjustment in Taxable income for any Tax period (or portion thereof) pursuant to Section 481 or 263A of the Code or any comparable provision under state or foreign Tax laws as a result of transactions, events or accounting methods employed prior to the Merger. Target has not filed any consent to have the provisions of paragraph 341(f)(2) of the Code (or comparable provisions of any state Tax laws) apply to Target. Target is not a party to any Tax sharing or Tax allocation agreement nor does Target have any liability or potential liability to another party under any such agreement. Target has not filed any disclosures under Section 6662 or comparable provisions of state, local or foreign law to prevent the imposition of penalties with respect to any Tax reporting position taken on any Tax Return. Target has not ever been a member of a consolidated, combined, unitary or aggregate group of which Target was not the ultimate parent corporation. Target has in its possession receipts for any Taxes paid to foreign Tax Authorities, other than immaterial sales and value-added tax receipts. Target is not and has not ever been a "United States real property holding corporation" within the meaning of Section 897 of the Code.

              For purposes of this Agreement, the following terms have the following meanings: "TAX" (and, with correlative meaning, "TAXES" and "TAXABLE") means (x) any net income, alternative or add-on minimum tax, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental or windfall profit tax, custom duty or other tax, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or any penalty, addition to tax or additional amount imposed by any governmental entity (a "TAX AUTHORITY") responsible for the imposition of any such tax (domestic or foreign), (y) any liability for the payment of any amounts of the type described in (x) as a result of being a member of an affiliated, consolidated, combined, unitary or aggregate group for any Taxable period, and (z) any liability for the payment of any amounts of the type described in (x) or (y) as a result of being a transferee of or successor to any person or as a result of any express or implied obligation to indemnify any other person. As used herein, "TAX RETURN" shall mean any return, statement, report or form (including, without limitation, estimated tax returns and reports, withholding tax returns and reports and information returns and reports) required to be filed with respect to Taxes. As used in this Section 2.13, the term "TARGET" means Target and any entity included in, or required under GAAP to be included in, any of the Target Financial Statements.

       2.14   Employee Benefit Plans.

              (a) Section 2.14 of the Target Disclosure Schedule lists, with respect to Target, any subsidiary of Target and any trade or business (whether or not incorporated) which is treated as a single employer with Target (an "ERISA AFFILIATE") within the meaning of Section 414(b), (c), (m) or (o) of the Code, (i) all employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), (ii) each loan to any non-officer employee, officer or director, (iii) any stock option, stock purchase, phantom stock, stock appreciation right, supplemental retirement, severance, sabbatical, sick leave, medical, dental, vision care, disability, employee relocation, cafeteria benefit (Code Section 125), dependent care benefit (Code Section 129), plant closing benefit, life insurance or accident insurance, vacation pay, plant closing benefits, salary continuation, workers' compensation, tuition reimbursement plan, program or arrangement, (iv) all bonus, pension, profit sharing, savings, deferred compensation or incentive plans, programs or arrangements, (v) other fringe or employee benefit plans, programs or arrangements that apply to senior management of Target and that do not generally apply to all employees, (vi) any current or former employment, consulting, or executive compensation or severance agreements, written or otherwise, as to which unsatisfied obligations of Target of greater than $10,000 remain for the benefit of, or relating to, any present or former employee, consultant or director of Target, and (vii) any plans providing benefits or payments in the event of a change of control, change of ownership, or sale of a substantial portion (including all or substantially all) of the assets of any business of the Target, maintained by the Target or to which the Target has contributed or is or was obligated to make payments, in each case with respect to any current or former employees, directors, or agents of the Target, in the six-year period before the date of this Agreement (together, the "TARGET EMPLOYEE PLANS").

              (b) Target has furnished to Acquiror a copy of each of the Target Employee Plans and related plan documents and amendments thereto (and all agreements relating to the funding of the plans, including, without limitation, trust documents, insurance policies or contracts, employee booklets, summary plan descriptions and other authorizing documents, and any material employee communications relating thereto, and all agreements concerning the administration or management of the plan, including without limitation, agreements for consulting, administrative, or investment-related services, and written descriptions of all material non-written agreements relating to the plans) and has, with respect to each Target Employee Plan which is subject to ERISA reporting requirements, provided copies of the Form 5500 reports filed for the last three plan years. Any Target Employee Plan intended to be qualified under Section 401(a) of the Code has either obtained from the Internal Revenue Service a favorable determination letter as to its qualified status under the Code, including all amendments to the Code effected by the Tax Reform Act of 1986 and subsequent legislation, or has applied (or has time remaining in which to apply) to the Internal Revenue Service for such a determination letter prior to the expiration of the requisite period under applicable Treasury Regulations or Internal Revenue Service pronouncements in which to apply for such determination letter and to make any amendments necessary to obtain a favorable determination or has been established under a standardized prototype plan for which an Internal Revenue Service opinion letter has been obtained by the plan sponsor and is valid as to the adopting employer. Target has also furnished Acquiror with the most recent Internal Revenue Service determination or opinion letter issued with respect to each such Target Employee Plan, and nothing has occurred since the issuance of each such letter which could reasonably be expected to cause the loss of the tax-qualified status of any Target Employee Plan subject to Code Section 401(a).

              (c)    (i)    None of the Target Employee Plans promises or
provides retiree medical or other retiree welfare benefits to any person other than as required under the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA"); (ii) there has been no "prohibited transaction," as such term is defined in Section 406 of ERISA and Section 4975 of the Code, with respect to any Target Employee Plan, which would reasonably be expected to have, in the aggregate, a Material Adverse Effect on Target; (iii) each Target Employee Plan has been administered in accordance with its terms and in compliance with the requirements prescribed by any and all statutes, rules and regulations (including ERISA and the Code), except as would not have, in the aggregate, a Material Adverse Effect on Target, and Target and each ERISA Affiliate have performed all obligations required to be performed by them under, are not in any material respect in default under or violation of, and have no knowledge of any material default or violation by any other party to, any of the Target Employee Plans; (iv) neither Target nor any ERISA Affiliate is subject to any liability or penalty under Sections 4976 through 4980 of the Code or Title I of ERISA with respect to any of the Target Employee Plans; (v) all material contributions required to be made by Target or any ERISA Affiliate to any Target Employee Plan have been made on or before their due dates and a reasonable amount has been accrued for contributions to each Target Employee Plan for the current plan years; (vi) with respect to each Target Employee Plan, no "reportable event" within the meaning of Section 4043 of ERISA (excluding any such event for which the 30 day notice requirement has been waived under the regulations to Section 4043 of ERISA) nor any event described in Section 4062, 4063 or 4041 of ERISA has occurred; (vii) no Target Employee Plan is covered by, and neither Target nor any ERISA Affiliate has incurred or expects to incur any liability under Title IV of ERISA or Section 412 of the Code; and (viii) each Target Employee Plan can be amended, terminated or otherwise discontinued after the Effective Time in accordance with its terms, without liability to Acquiror (other than ordinary administrative expenses typically incurred in a termination event and liability for grants made and benefits accrued before the determination date). With respect to each Target Employee Plan subject to ERISA as either an employee pension plan within the meaning of Section 3(2) of ERISA or an employee welfare benefit plan within the meaning of Section 3(1) of ERISA, Target has prepared in good faith and timely filed all requisite governmental reports (which were true and correct as of the date filed) and has timely and in all material respects, properly filed and distributed or posted all notices and reports to employees required to be filed, distributed or posted with respect to each such Target Employee Plan. Except for the routine claim for benefits, no suit, administrative proceeding, claim, action or other litigation has been brought, or to the knowledge of Target is threatened, against or with respect to any such Target Employee Plan, including any audit or inquiry by the Internal Revenue Service or United States Department of Labor, and the Target has no knowledge of any fact which could form the basis of any such suit, claim, or action. No Target Employee Plan has any provisions that would prohibit the transactions contemplated by the Agreement or give rise to any liabilities, including without limitation, any acceleration of benefits vesting or distributions as a result of the transactions contemplated by this Agreement, except as set forth in Section 2.14 of the Target Disclosure Schedule. Except as set forth in Section 2.14 of the Target Disclosure Schedule, no payment or benefit which will or may be made by Target to any Employee will be characterized as an "excess parachute payment" within the meaning of Section 280G(b)(1) of the Code.

              (d) With respect to each Target Employee Plan, Target has complied with (i) the applicable health care continuation and notice provisions of COBRA and the regulations (including proposed regulations) thereunder except to the extent that such failure to comply would not, in the aggregate, have a Material Adverse Effect on Target, (ii) the applicable requirements of the Family Medical and Leave Act of 1993 and the regulations thereunder, except to the extent that such failure to comply would not, in the aggregate, have a Material Adverse Effect on Target and (iii) the applicable requirements of the Health Insurance Portability and Accountability Act of 1996 and the regulations (including proposed regulations) thereunder, except to the extent that such failure to comply would not, in the aggregate, have a Material Adverse Effect on Target.

              (e) There has been no amendment to, written interpretation or announcement (whether or not written) by Target or any ERISA Affiliate relating to, or change in participation or coverage under, any Target Employee Plan which would materially increase the expense of maintaining such Plan above the level of expense incurred with respect to that Plan for the most recent fiscal year included in Target's financial statements, except as set forth in Section 2.14 of the Target Disclosure Schedule.

              (f) Target does not currently maintain, sponsor, participate in or contribute to, nor has it ever maintained, established, sponsored, participated in, or contributed to, any pension plan (within the meaning of Section 3(2) of ERISA) which is subject to Part 3 of Subtitle B of Title I of ERISA, Title IV of ERISA or Section 412 of the Code.

              (g) Target does not currently maintain or contribute to an association that is or is intended to be a voluntary employees' beneficiary association under Section 501(c)(9) of the Code. Target has not prepaid or prefunded any Target Employee Plan that is a welfare benefit plan, as defined in
Section 3(1) of ERISA, through a trust, reserve, premium stabilization or similar account, other than pursuant to any insurance contract which does not include a "fund" as defined in Section 419(e)(3) and (4) of the Code.

              (h) Neither Target nor any ERISA Affiliate is a party to, or has made any contribution to or otherwise incurred any obligation under, any "multiemployer plan" as defined in Section 3(37) of ERISA.

              (i) Except as set forth in Section 2.14 of the Target Disclosure Schedule, there is no agreement, contract or arrangement to which Target is a party to that may result in the payment of any amount that would not be deductible by reason of Section 280G or Section 404 of the Code.

       2.15   Employees and Consultants.

              Target has provided Acquiror with a true and complete list of all persons employed by Target, all persons who perform work for Target pursuant to any agreement(s) between Target and any employment agency, and all independent contractors and consultants (collectively, "INDEPENDENT CONTRACTORS") of Target as of the date hereof and the position and total compensation, including base salary or wages, bonus, commissions, and all other available forms of compensation, payable to each such individual. Section 2.15 of the Target Disclosure Schedule lists all current written or oral employment agreements, offer letters, contractor agreements, consulting agreements or termination or severance agreements to which Target is a party. This Agreement and the transactions contemplated hereby do not and will not violate any such employment agreements, offer letters, or contractor or consulting agreements. Target is in compliance in all material respects with all currently applicable federal, state, and local laws and regulations respecting employment, discrimination in employment, terms and conditions of employment, wages, hours and occupational safety and health and employment practices, and Target is not engaged in any unfair labor practice. To the knowledge of Target, all individuals performing services for Target as Independent Contractors (defined as any individual who provides services for Target who is not treated as a common-law employee for purposes of statutory withholdings and/or employment benefits) at any time are properly classified as independent contractors pursuant to all applicable regulations, including but not limited to I.R.S.

Revenue Ruling 87-41, 1987-1 C.B. 296, except for such failures to properly classify as will not have a Material Adverse Effect on Target. Target has withheld all amounts required by law or by agreement to be withheld from the wages, salaries, and other payments to employees; and is not liable for any arrears of wages or any taxes or any penalty for failure to comply with any of the foregoing, except where the failure to so withhold any payment will not, individually or in the aggregate, have a Material Adverse Effect on Target. Target is not liable for any payment to any trust or other fund or to any governmental or administrative authority, with respect to unemployment compensation benefits, social security or other benefits or obligations for employees (other than routine payments to be made in the normal course of business and consistent with past practice and such payments as will not have a Material Adverse Effect on Target). There are no pending claims against Target under any workers compensation plan or policy or for long term disability. There are no claims or controversies pending or, to the knowledge of Target, threatened, between Target and any of its employees or Independent Contractors, which claims of controversies have or will result in an action, suit, proceeding, claim, arbitration or investigation before any agency, court or tribunal, foreign or domestic. Target is not a party to any collective bargaining agreement or other labor union contract nor does Target know of any activities or proceedings of any labor union to organize any such employees. To the knowledge of Target, no employees or Independent Contractors of Target are in violation of any term of any employment contract, patent disclosure agreement, enforceable non-competition agreement, or any enforceable restrictive covenant to a former employer or customer relating to the right of any such employee or Independent Contractor to be employed by Target because of the nature of the business conducted or presently proposed to be conducted by Target or to the use of trade secrets or proprietary information of others. No employees or Independent Contractors of Target have given notice to Target, nor is Target otherwise aware, that any such employee or Independent Contractor intends to terminate his or her employment or contractor or consulting relationship with Target.

       2.16   Related-Party Transactions.

              Except for advances to employees for travel and other incidental business expenses in the ordinary course of business not in excess of $10,000, no employee, officer or director of Target, or to Target's knowledge, any member of his or her immediate family, is indebted to Target, nor is Target indebted (or committed to make loans or extend or guarantee credit) to any such employee, officer or director or, to Target's knowledge, any member of his or her immediate family. To Target's knowledge, none of such persons has a direct ownership interest in any firm or corporation (other than Morgan, Lewis & Bockius LLP and Aventis) with which Target has a material business relationship, except (a) to the extent that employees, officers, or directors of Target and members of their immediate families own stock in publicly traded companies and
(b) ownership interests held by investment funds affiliated with Target's directors. To Target's knowledge, no member of the immediate family of any officer or director of Target is directly or indirectly interested in any Material Contract (as defined below) of Target.

       2.17   Insurance.

              Section 2.17 of the Target Disclosure Schedule lists all policies of insurance and bonds, and the respective amounts of such policies and bond, carried by Target. There is no claim pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been paid and Target is otherwise in compliance with the terms of such policies and bonds. Target has no knowledge of any threatened termination of, or material premium increase with respect to, any of such policies.

       2.18   Compliance with Laws.

              Target has complied with, is not in violation of, and has not received any notices of violation with respect to, any federal, state, local or foreign statute, law or regulation with respect to the conduct of its business, or the ownership or operation of its business, except for such violations or failure to comply as will not, individually or in the aggregate, have a Material Adverse Effect on Target.

       2.19   Brokers' and Finders' Fees.

              Target has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or investment bankers' or financial advisory fees or any similar charges in connection with this Agreement or the Merger.

       2.20   Material Contracts.

              (a) Section 2.20 of the Target Disclosure Schedule sets forth a list of the following agreements or commitments ("MATERIAL CONTRACTS") as currently in effect:

                     (i) each agreement which requires future expenditures by Target in excess of $25,000 or which will result in payments to Target in excess of $25,000;

                     (ii) all employment and consulting agreements, employee benefit, bonus, pension, profit-sharing, stock option, stock purchase, restricted stock and similar plans and arrangements;

                     (iii) each agreement with any stockholder, officer or director of Target, or any "affiliate" of such persons (as such term is defined in the rules and regulations promulgated under the Securities Act), including without limitation any agreement or other arrangement providing for the furnishing of services by, rental of real or personal property from, or otherwise requiring payments to, any such person or entity;

                     (iv) any agreement between Target and a third party relating to the Target Intellectual Property including licenses and other similar agreements;

                     (v) any agreement for the borrowing of money or line of credit, trust indenture, mortgage, promissory note, loan agreement or any currency exchange, commodities or other hedging arrangement or any leasing transaction of the type required to be capitalized in accordance with GAAP;

                     (vi) agreements with respect to security interests, liens or pledges;

                     (vii) any material agreement not made in the ordinary course of Target's business;

                     (viii) any agreement of Target which provides for the restraint or restriction of Target's right to compete with any person in the conduct of its business;

                     (ix) any confidentiality, secrecy or non-disclosure agreement with any party with which Target has, has had or reasonably expects to have a significant relationship excluding standard form confidentiality agreements required for entry to a facility operated by other entities;

                     (x) any distributor, reseller, agency or manufacturer's representative contract;

                     (xi) any agreement of guarantee, support, assumption or endorsement of, or any similar commitment with respect to, the obligations, liabilities (whether accrued, absolute, contingent or otherwise) or indebtedness of any other person; and

                     (xii) any agreement to indemnify, hold harmless or defend any other person with respect to any assertion of personal injury, damage to property or Intellectual Property infringement, misappropriation or violation or warranting the lack thereof, other than indemnification provisions contained in a customary purchase orders/purchase agreements/product licenses arising in the ordinary course of business and consistent with past practice.

              (b) Target has performed all of the material obligations required to be performed by it, and is not in material default under, any Material Contract. Each of the Material Contracts is (as to Target) in full force and effect and there exists no default or event of default or event, occurrence, condition or act with respect to Target, or to Target's knowledge, with respect to the other contracting party or otherwise, that, with or without the giving of notice, the lapse of the time or the happening of any other event or conditions, would reasonably be expected to (i) become a material default or event of material default under any Material Contract or (ii) result in the loss or expiration of any material right or option by Target (or the gain thereof by any third party) under any Material Contract. True, correct and complete copies of all Material Contracts have been delivered to the Acquiror.

              (c) Section 2.20(c) of the Target Disclosure Schedule identifies all Material Contracts that require a novation or consent to assignment, as the case may be, prior to the

Effective Time so that the Surviving Corporation shall be made a party in place of Target or as assignee.

       2.21   Registration Rights.

              There is no agreement of Target to register under the Securities Act any shares of Target Capital Stock or any shares of Target Capital Stock issuable upon the exercise of Target Options or Target Warrants, except pursuant to agreements that will be terminated or that will terminate pursuant to their terms at or prior to the Closing.

       2.22   Representations Complete.

              None of the representations or warranties made by Target herein contains any untrue statement of a material fact, or omits to state any material fact necessary in order to make the statements contained herein, in the light of the circumstances under which made, not misleading.

                                  ARTICLE III

              REPRESENTATIONS AND WARRANTIES OF TARGET STOCKHOLDERS

       Each of the Target Stockholders hereby severally represents and warrants to the Acquiror, solely as to himself or itself and not with respect to any other Target Stockholder, that except as set forth in the Target Disclosure
Schedule:

       3.1    Title; Agreements.

              Except for the Stockholders' Agreement dated July 14, 1999 between the Target, Health Care Ventures V, L.P., RHO Management Trust II, Hudson Trust and Delta Biotechnology Limited, such Target Stockholder (i) owns the number of shares of Target Common Stock and Target Preferred Stock set forth opposite his or its name on Appendix I, free and clear of any and all Encumbrances or other restrictions on transfer, (ii) is not a party to any voting trust, proxy or other agreement or understanding with respect to any capital stock of the Target and (iii) owns no other, and has no other right to purchase, any equity interests in Target that is not disclosed in the Target Disclosure Schedule.

       3.2    Execution and Effect of Agreement.

              Such Target Stockholder has the full right, power (corporate or otherwise) and authority to execute and deliver this Agreement and to perform his or its obligations hereunder, and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by such Target Stockholder, and the consummation by such Target Stockholder of the transactions contemplated hereby have been duly authorized by all necessary action (corporate or otherwise) and no other proceeding on the part of such Target Stockholder is necessary to authorize the execution, delivery and performance of this Agreement and the transactions contemplated hereby. This Agreement has been duly executed and delivered by such Target Stockholder and constitutes the legal, valid and binding obligation of such Target Stockholder, enforceable against such Target Stockholder in accordance with its terms, except as limited by (a) the Bankruptcy and Equity Exceptions and (b) the effect of laws governing the enforceability of agencies and obligations after death or incapacity.

       3.3    No Violation.

              Neither the execution or delivery of this Agreement by such Target Stockholder nor the consummation by him or it of the transactions contemplated hereby, will violate any statute, regulation, rule, injunction, judgment, order, decree, ruling, charge or restriction of any government, Governmental Authority, or court to which such Target Stockholder is a party or to which he or it is bound or subject, or the provisions of the charter or bylaws of such Target Stockholder.

       3.4    Litigation; Claims.

              There is no litigation, claim, proceeding or government investigation pending or, to such Target Stockholder's knowledge, threatened, against such Target Stockholder relating to Target or the transactions contemplated by this Agreement.

       3.5    No Brokers.

              Neither the Target Stockholder nor any Person acting on behalf of such Target Stockholder has obligated the Target to pay a commission, finder's or investment banking fee, or similar payment in connection with this Agreement or any matter related hereto to any Person, nor has any such Person taken any action on which a claim for any such payment could be based.

       3.6    Investment Representations.

              Such Target Stockholder has knowledge and experience in financial and business matters sufficient to enable it to evaluate the merits and risks of an investment in Acquiror and was not formed for the purpose of investing in the Acquiror Common Stock. Except as set forth on Section 3.6 of the Target Disclosure Schedule, such Target Stockholder has assets sufficient to enable it to bear the economic risk of its investment in the Acquiror Common Stock and either (i) has assets in excess of Five Million Dollars ($5,000,000) and if it is a trust, the purchase of the Acquiror Common Stock is directed by a person who has such knowledge and sophistication in financial and business matters that he is capable of evaluating the merits and risks of investing in the Acquiror Common Stock, (ii) with respect to a natural person, has sufficient income and/or net worth to meet the requirements of an "accredited investor" as defined in Rule 501 under the Securities Act, (iii) with respect to a partnership, has only "accredited investors", as defined in Rule 501 under the Securities Act, as partners. Such Target Stockholder is acquiring the Acquiror Common Stock for its own account, and not with a present view to, or for sale in connection with, any distribution thereof, subject to the right to include the shares of Acquiror Common Stock in the registration statement to be field by Acquiror pursuant to the terms of the Registration Rights Agreement. Such Target Stockholder understands that the Acquiror Common Stock has not been registered under the Securities Act by reason of its issuance in a transaction exempt from the registration requirements of the Securities Act pursuant to the exemption provided in Section 4(2) thereof, that the Acquiror Common Stock has not been registered under applicable state securities laws by reason of their issuance in a transaction exempt from such registration requirements, and that the Acquiror Common Stock may not be sold or otherwise disposed of unless registered under the Securities Act and applicable state securities laws, or exempted from registration, and that the certificates representing the Acquiror Common Stock will bear the legends required by applicable securities and blue sky laws. Such Target Stockholder further understands that the exemption from registration afforded by Rule 144 promulgated under the Securities Act is not presently available with respect to the Acquiror Common Stock.

       3.7    Target Stockholder's Acknowledgement as to Information.

              Such Target Stockholder or representatives of such Target Stockholder have received from Acquiror or Acquiror has made available such information and the Schedules and Exhibits to this Agreement and of such documents referred to herein and therein, including the annual report on Form 10-K of Acquiror, as they have requested with respect to Acquiror as such Target Stockholder has deemed necessary and relevant in connection with the transactions contemplated by this Agreement (the "Contemplated Transactions"), and such Target Stockholder has had the opportunity, directly or through such representatives, to ask questions of and receive answers from persons acting on behalf of the Acquiror necessary to verify the information so obtained.

                                   ARTICLE IV

            REPRESENTATIONS AND WARRANTIES OF ACQUIROR AND MERGER SUB

       Acquiror and Merger Sub represent and warrant to Target that, except as set forth in the disclosure schedule delivered by Acquiror to Target prior to the execution and delivery of this Agreement (the "ACQUIROR DISCLOSURE SCHEDULE"):

       4.1    Organization, Standing and Power.

              Each of Acquiror and its subsidiaries, including Merger Sub, is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. Each of Acquiror and its subsidiaries has the corporate power to own its properties and to carry on its business as now being conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified and in good standing would have a Material Adverse Effect on Acquiror. Acquiror has delivered a true and correct copy of the Certificate of Incorporation and Bylaws or other charter documents, as applicable, of Acquiror and Merger Sub, each as amended to date, to Target. Neither Acquiror nor Merger Sub is in violation of any of the provisions of its Certificate of Incorporation or Bylaws or equivalent organizational documents.

       4.2    Capital Structure.

              The authorized capital stock of Acquiror consists of 250,000,000 shares of Acquiror Common Stock, and 20,000,000 shares of preferred stock, par value $0.01 per share, of which there were issued and outstanding as of the close of business on August 31, 2000, approximately 55,158,000 shares of Acquiror Common Stock and no shares of preferred stock. The authorized capital stock of Merger Sub consists of 1,000 shares of common stock, par value $0.01 per share, all of which are issued and outstanding and held by Acquiror. All outstanding shares of Acquiror and Merger Sub have been duly authorized, validly issued, fully paid and are nonassessable and free of any liens or encumbrances other than any liens or encumbrances created by or imposed upon the holders thereof. The shares of Acquiror Common Stock to be issued pursuant to the Merger will be duly authorized, validly issued, fully paid and nonassessable, and no stockholder of Acquiror will have any preemptive right of subscription or purchase in respect thereof.

       4.3    Authority.

              Acquiror and Merger Sub have all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Acquiror and Merger Sub. This Agreement has been duly executed and delivered by Acquiror and Merger Sub and constitutes the valid and binding obligations of Acquiror and Merger Sub enforceable against Acquiror and Merger Sub in accordance with its terms. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of a benefit under (a) any provision of the Certificate of Incorporation or Bylaws of Acquiror or Merger Sub, as amended, or (b) any material mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Acquiror or any of its subsidiaries or their properties or assets, except where such conflict, violation, default, termination, cancellation or acceleration with respect to the foregoing provisions of clause (b) would not, individually or in the aggregate, have a Material Adverse Effect on Acquiror. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity, is required by or, to the knowledge of Acquiror, with respect to Acquiror or any of its subsidiaries in connection with the execution and delivery of this Agreement by Acquiror and Merger Sub or the consummation by Acquiror and Merger Sub of the Merger and the other transactions contemplated hereby, except for (u) the filing of the Certificate of Merger, (v) any filings as may be required under applicable federal and state securities laws, (w) the filing with the Nasdaq National Market of a Notification Form for Listing of Additional Shares with respect to the shares of Acquiror Common Stock issuable upon conversion of the Target Capital Stock in the Merger and upon exercise of the Target Options, (x) such filings as may be required under HSR, and (y) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, would not have a Material Adverse Effect on Acquiror and would not prevent, materially alter or delay any of the transactions contemplated by this Agreement.

       4.4    SEC Documents; Financial Statements.

              As of their respective filing dates, each statement, report, registration statement (with the prospectus in the form filed pursuant to Rule 424(b) of the Securities Act), definitive proxy statement and other filing filed with the Securities and Exchange Commission ("SEC") by Acquiror (collectively, the "ACQUIROR SEC DOCUMENTS") complied in all material respects with the applicable requirements of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), and the Securities Act, and none of the Acquiror SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading, except to the extent corrected by a subsequently filed Acquiror SEC Document. All documents required to be filed as exhibits to the Acquiror SEC Documents have been so filed. The financial statements of Acquiror, including the notes thereto, included in the Acquiror SEC Documents (the "ACQUIROR FINANCIAL STATEMENTS") were complete and correct in all material respects as of their respective dates, complied as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto as of their respective dates, and were prepared in accordance with generally accepted accounting principles applied on a basis consistent throughout the periods indicated and consistent with each other (except as may be indicated in the notes thereto or, in the case of unaudited statements included in Quarterly Reports on Form 10-Q, as permitted by Form 10-Q under the Exchange Act). The Acquiror Financial Statements fairly present in all material respects the consolidated financial condition and operating results of Acquiror and its subsidiaries at the dates and during the periods indicated therein (subject, in the case of unaudited statements, to normal, recurring year-end audit adjustments). There has been no change in Acquiror's accounting policies except as described in the notes to the Acquiror Financial Statements.

       4.5    No Brokers.

              Acquiror has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or investment bankers' or financial advisory fees or any similar charges in connection with this Agreement or any transaction contemplated hereby.

       4.6    Representations Complete.

              None of the representations or warranties made by Acquiror herein contains any untrue statement of a material fact, or omits to state any material fact necessary in order to make the statements contained herein, in light of the circumstances with which they were made, not misleading.

                                   ARTICLE V

                              ADDITIONAL AGREEMENTS

       5.1    Tax-Free Reorganization.

              Neither Target, Acquiror nor Merger Sub will, either before or after consummation of the Merger, take any action which, to the knowledge of such party, would cause the Merger to fail to constitute a "reorganization" within the meaning of Code Section 368.

       5.2    Stock Options.

              (a) At the Effective Time, the Target Stock Option Plan and each outstanding option to purchase shares of Target Common Stock under such Plan, whether vested or unvested, shall be assumed by Acquiror. Each such option so assumed by Acquiror under this Agreement shall continue to have, and be subject to, the same terms and conditions set forth in the Target Stock Option Plan and related stock option agreement immediately prior to the Effective Time, except that (i) such option shall be exercisable for that number of whole shares of Acquiror Common Stock equal to the product of the number of shares of Target Common Stock that were issuable upon exercise of such option immediately prior to the Effective Time multiplied by the Common Stock Exchange Ratio and rounded down to the nearest whole number of shares of Acquiror Common Stock, (ii) the per share exercise price for the shares of Acquiror Common Stock issuable upon exercise of such assumed option shall be equal to the quotient determined by dividing the exercise price per share of Target Common Stock at which such option was exercisable immediately prior to the Effective Time by the Common Stock Exchange Ratio, rounded up to the nearest whole cent and (iii) all unvested options shall become vested. It is the intention of the parties that the options so assumed by Acquiror qualify following the Effective Time as incentive stock options as defined in Section 422 of the Code to the extent such options qualified as incentive stock options prior to the Effective Time. After the Effective Time, Acquiror will issue to each person who, immediately prior to the Effective Time was a holder of an outstanding option under the Target Stock Option Plan, a document evidencing the foregoing assumption of such option by Acquiror. Acquiror shall take all corporate action necessary to reserve and make available for issuance a sufficient number of shares of Acquiror Common Stock for delivery under Target Options assumed in accordance with this Section 5.2.

              (b) All outstanding rights of Target which it may hold immediately prior to the Effective Time to repurchase unvested shares of Target Capital Stock (the "REPURCHASE OPTIONS") shall be terminated immediately at the Effective Time and the shares purchasable pursuant to the Repurchase Options shall be adjusted to reflect the Common Stock Exchange Ratio.

              (c) At the Effective Time, the Target Warrants will be assumed by Acquiror pursuant to the Target Warrant Assumption Agreement attached hereto as Exhibit C.

       5.3    Escrow Agreement.

              At or before the Closing, the Escrow Agent, the Stockholders' Agent, Target and Acquiror will execute the Escrow Agreement in substantially the form attached hereto as Exhibit B (the "ESCROW AGREEMENT").

       5.4    Form S-8.

              Acquiror agrees to file, no later than 30 days after the Closing, a registration statement on Form S-8 covering the shares of Acquiror Common Stock issuable pursuant to outstanding options under the Target Stock Option Plan assumed by Acquiror.

       5.5    Listing of Additional Shares.

              Prior to the Effective Time, Acquiror shall file with the Nasdaq Stock Market a Notification Form for Listing of Additional Shares with respect to the shares of Acquiror Common Stock issuable upon conversion of the Target Capital Stock in the Merger and upon exercise of the Target Options assumed by Acquiror, if required.

       5.6    Additional Agreements; Best Efforts.

              Each of the parties agrees to use their reasonable best efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including cooperating fully with the other party, including by provision of information. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation with full title to all properties, assets, rights, approvals, immunities and franchises, the proper officers and directors of each party to this Agreement shall take all such necessary action.

       5.7    No Other Warranties; Survival.

       Except as expressly set forth in this Agreement, no party is relying on any express or implied representations or warranties relating to any party or to the consummation of the transactions contemplated hereby. All parties specifically disclaim any implied warranty of merchantability and/or satisfactory quality and any implied warranty of fitness for a particular purpose. The representations and warranties of the parties contained herein or in any signed writing delivered pursuant hereto or in connection herewith, and all rights with respect thereto, shall survive the Closing (if at all) solely for purposes of the indemnification rights granted in Article VII and only for so long as the indemnification rights granted in Article VII may be exercised with respect to such representation or warranty.

       5.8    Investigation and Evaluation.

       Acquiror acknowledges that (a) Acquiror and its directors, officers, attorneys, accountants and advisors have been given the opportunity to examine to the extent deemed necessary and desirable by Acquiror all books, records and other information with respect to Target and its business, assets and liabilities, (b) Acquiror has taken full responsibility for determining the scope of its investigations of Target and its business, assets and liabilities, and for the manner in which such investigations have been conducted, and has examined Target and its business, assets and liabilities to Acquiror's full satisfaction, (c) Acquiror is fully capable of evaluating the adequacy and accuracy of the information and material obtained by Acquiror in the course of such investigations, (d) Acquiror has not relied on Target Stockholders or Target with respect to any matter in connection with Acquiror's evaluation of Target and its business, assets and liabilities and the transactions contemplated hereby, other than the representations and warranties of Target or Target Stockholders specifically set forth in Articles II and III, (e) Acquiror has taken full responsibility for evaluating the adequacy, completeness and accuracy of various forecasts and projections heretofore furnished by Target or its representatives to Acquiror in connection with Acquiror's investigations of Target and its business, assets and liabilities and (f) Acquiror acknowledges there are uncertainties inherent in attempting to make projections and forecasts and Acquiror is not relying on any projections, forecasts or opinions furnished to it by Target or any of its representatives.

       5.9    Disclaimer.

       Except as and to the extent expressly set forth in or contemplated by this Agreement, each party to this Agreement hereby disclaims all liability and responsibility for any statement or information made or communicated (orally or in writing) to the other parties hereto or any affiliate, representative or agent of such other parties (including without limitation any opinion, information or advice by any officer, director, consultant, affiliate, representative or agent of any such party).

                                   ARTICLE VI

                            CONDITIONS TO THE MERGER

       6.1    Conditions to Obligations of Each Party to Effect the Merger.

              The respective obligations of each party to this Agreement to consummate the Merger shall be subject to the satisfaction or waiver of each of the following conditions:

              (a) Stockholder Approval. Any agreements or arrangements of Target or any affiliate of Target that may result in the payment of any amount that would be treated as a "parachute payment" within the meaning of Section 280G(b)(2) of the Code (determined without regard to the provisions of Section 280G(b)(5) of the Code) shall have been approved by the stockholders of Target in a manner that complies with the shareholder approval requirements of Section 280G(b)(5)(B) of the Code.

              (b) No Injunctions or Restraints; Illegality. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Merger shall be in effect, nor shall any proceeding, seeking any of the foregoing be pending; nor shall there be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger, which makes the consummation of the Merger illegal. In the event an injunction or other order shall have been issued, or a proceeding for such an injunction or order be pending, each party agrees to use its reasonable diligent efforts to have such injunction or other order lifted or such proceeding terminated.

              (c) HSR Approval. The waiting period under the Hart Scott Rodino Act shall have expired or been terminated.

              (d) Escrow Agreement. Acquiror, the Escrow Agent and the Stockholders' Agent shall have entered into the Escrow Agreement.

              (e) Severance Agreement. Target and David R. King shall have entered into a severance agreement in a form reasonably acceptable to Acquiror.

       6.2    Additional Conditions to Obligations of Target.

              The obligations of Target to consummate the Merger shall be subject to the satisfaction or waiver of each of the following conditions:

              (a) Legal Opinion. Target shall have received a legal opinion from Acquiror's legal counsel substantially in the form attached as Exhibit D hereto.

              (b) Registration Rights Agreement. Acquiror shall have entered into a Registration Rights Agreement with the Target Stockholders, substantially in the form attached hereto as Exhibit E.

              (c) Tax Opinion to Target. Target shall have received the written opinion of Target's legal counsel, in form and substance reasonably satisfactory to Target, and dated on or about the Closing Date, to the effect that the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code and such opinion shall not have been withdrawn. In rendering such opinion, Target's legal counsel shall be entitled to rely upon, among other things, reasonable assumptions as well a written representations of Acquiror, Merger Sub, Target and certain Target Stockholders, as reasonably requested by Target's legal counsel.

              (d) License Agreement. Acquiror shall have agreed to issue 2,500 shares of Acquiror Common Stock in connection with the execution and delivery of the Amended and Restated License Agreement between Target, Aventis Behring L.L.C. (f/k/a Centeon) and Aventis affiliated entities.

       6.3    Additional Conditions to the Obligations of Acquiror and Merger
Sub.

              The obligations of Acquiror and Merger Sub to consummate the Merger shall be subject to the satisfaction or waiver of each of the following conditions:

              (a) Third Party Consents. Acquiror shall have been furnished with evidence satisfactory to it of the consent or approval of those persons, if any, whose consent or approval shall be required in connection with the Merger under the contracts of Target set forth in Section 6.3(a) of the Target Disclosure Schedule.

              (b) Legal Opinion. Acquiror shall have received a legal opinion from Target's legal counsel, in substantially the form attached hereto as Exhibit F.


              (c) Resignation of Directors. The directors of Target in office immediately prior to the Effective Time shall have resigned as directors of Target effective as of the Effective Time.

              (d) Termination of Pension Plan. Target shall, immediately prior to the Closing Date, terminate Target's 401(k) Plan (the "401(k) PLAN") and no further contributions shall be made to the 401(k) Plan, provided that as a condition of such termination Target's employees shall be eligible to participate in Acquiror's 401(k) plan as soon as practicable but not later than ninety (90) days following the Closing Date. Target shall provide to Acquiror executed resolutions by the Board of Directors of Target authorizing the termination and Acquiror will pay (or cause Target to pay after Closing) all costs of terminating the Target 401(k) Plan, including without limitation any "back end load" imposed by Oppenheimer Funds in connection with the termination of the 401(k) Plan.

              (e) Aventis Consent. Aventis shall have executed an Amended and Restated License Agreement between Target, Aventis (f/k/a Centeon) and Aventis affiliated entities in form and containing terms acceptable to Acquiror.

              (f) Employment Agreement. Christopher P. Prior, Ph.D. will enter into an employment agreement and non-competition agreement in a form reasonably acceptable to Acquiror.

                                  ARTICLE VII

                           ESCROW AND INDEMNIFICATION

       7.1    Survival of Representations, Warranties and Covenants.

              Except as set forth in Section 7.2(b), all the representations, warranties and covenants set forth in this Agreement or in any instrument delivered in connection herewith, and all rights of Acquiror and Target Stockholders with respect thereto, shall survive the Effective Time until March 31, 2001 and shall terminate on such date. The termination of any representation or warranty, however, shall not affect the right to indemnification for breach of such representation or warranty if written notice of such breach is given prior to such termination.

       7.2    Indemnification.

              (a) From and after the Effective Time, and subject to the limitations set forth in this Article VII, Target and Target Stockholders will indemnify and hold harmless Acquiror and its officers, directors, agents and employees, and each person, if any, who controls or may control Acquiror within the meaning of the Securities Act (hereinafter referred to individually as an "INDEMNIFIED PERSON" and collectively as "INDEMNIFIED PERSONS") from and against any and all losses, costs, damages, liabilities and expenses arising from claims, demands, actions, causes of action, including, without limitation, reasonable legal fees (collectively, "DAMAGES") resulting from any misrepresentation or breach of any of the representations, warranties, covenants and agreements given or made by Target or Target Stockholders in this Agreement, the Target Disclosure Schedule other than representations, warranties or covenants contained in Article III of this Agreement. The Escrow Fund shall be security for this indemnity obligation subject to the limitations in this Agreement. Neither Target or any Target Stockholder shall have any personal liability under the foregoing indemnity and recovery from the Escrow Fund shall be the Acquiror's exclusive remedy under this Agreement.

              (b) From and after the Effective Time, and subject to the limitations set forth in this Article VII, each Target Stockholder will severally (and not jointly) indemnify and hold harmless each Indemnified Person from and against any and all Damages resulting from any misrepresentation or breach of or default in connection with any of the representations, warranties or covenants made by such Target Stockholder in Article III of this Agreement, and the related sections of the Target Disclosure Schedule. The Escrow Fund shall be security for this indemnity obligation subject to the limitations in this Agreement, but Acquiror and any other Indemnified Person shall not be limited to the Escrow Fund for recovery of any indemnity claim arising under this Section 7.2(b) for breach of any representations and warranties contained in Section 3.1 and 3.2 and may, at its or their option, seek recovery by direct action against any such Target Stockholder. Furthermore, any claim pursuant to this Section 7.2(b) on account of the representations and warranties contained in Section 3.1 and 3.2 shall not be subject to the provisions of Section 7.1 and shall survive for the applicable statute of limitations.

              (c) From and after the Effective Time, and subject to the limitations set forth in this Article VII, Acquiror will indemnify and hold harmless each Target Stockholder from and against any and all Damages resulting from any misrepresentation or breach of warranty or covenant of Acquiror in this Agreement.

              (d) "Damages" as used herein is not limited to matters asserted by third parties, but includes Damages incurred, suffered or sustained in the absence of claims by a third party.

       7.3    Escrow Fund.

              As security for the indemnity provided for in Section 7.2(a) and
(b), the Escrow Shares shall be registered in the name of, and, be deposited with, an escrow agent selected by Acquiror with the consent of the Stockholders' Agent (which consent shall not be unreasonably withheld) (the "ESCROW AGENT"), such deposit to constitute an escrow fund to be governed by the terms set forth in the Escrow Agreement.

       7.4    Certain Limitations.

              (a)    Acquiror's right to indemnification for Damages under
Section 7.2(a) shall accrue only if the aggregate of all such Damages exceeds $500,000 (the "THRESHOLD AMOUNT") and then only to the extent of any excess Damages over such $500,000 amount.

              (b) No indemnification shall be made (or Damages counted against the Threshold Amount) for matters to the extent that they are covered by insurance (after reduction for the reasonable costs and expenses of obtaining such insurance payment). The right to indemnification for any Damages with respect to any matter shall be reduced by the amount of Target's reserve, if any, with respect to such matter provided for in its financial statements.

       7.5    Certain Procedural Matters.

              (a) A party seeking indemnification (the "INDEMNIFIED PARTY") shall give prompt written notice to the party from whom indemnification will be sought (the "INDEMNIFYING PARTY") of any claim for indemnification hereunder and shall provide to the Indemnifying Party as soon as practicable thereafter all information and documentation necessary to support and verify the claim asserted (or which would be asserted if not below the Threshold Amount), and the Indemnifying Party and his or its representatives shall be given access to all personnel, properties, books and records that the Indemnifying Party reasonably determines to be related thereto.

              (b) If any legal proceeding is instituted or any claim or demand is asserted by any person in respect of which and Indemnified Party may seek to assert a claim for indemnification hereunder, the Indemnified Party shall promptly cause written notice of the assertion of any such legal proceeding, claim or demand to be made to the Indemnifying Party; provided that the failure to so notify the Indemnifying Party shall not reduce or adversely affect the right of the Indemnified Party to assert a claim for indemnification hereunder with respect to such legal proceeding, claim or demand except to the extent that the Indemnifying Party is materially prejudiced thereby. The Indemnifying Party shall have the right at any time, at his or its option and expense, to participate in (but not to control) the defense of any such legal proceeding, claim or demand (including without limitation the right to participate in negotiations and settlement discussions). The Indemnified Party and the Indemnifying Party shall cooperate fully with each other in connection with the defense, negotiation and settlement of any such legal proceeding, claim or demand, and the Indemnifying Party shall be given access to all personnel, properties, books and records that the Indemnifying Party reasonably determines to be related thereto. No such legal proceeding, claim or demand may be settled or compromised (nor shall any agreement be entered into or commitment made with respect to any settlement or compromise) without the written consent of the Indemnifying Party, which shall not be unreasonably withheld.

       7.6    Exclusive Remedy.

              This Article VII sets forth the exclusive right of the parties, from and after the Effective Time, to obtain indemnification or other compensation for, or to assert any claim in respect of, any Damages resulting from the transactions contemplated by this Agreement, and all other rights are expressly waived for the benefit of the parties hereto and their investors, shareholders, officers, directors and employees. Furthermore, the liability of any Target Stockholder for Damages under Section 7.2(b) shall be several and not joint. The limitations contained in this Article VII, however, shall not limit the liability of any party hereto with respect to any actual fraud of such party.

       7.7    Resolution of Conflicts; Arbitration.

              (a) In case an Indemnifying Party shall object to any indemnification claim or claims by an Indemnified Party, the Indemnifying Party and the Indemnified Party shall attempt in good faith for thirty (30) days to agree upon the rights of the respective parties with respect to each of such claims.

              (b) If no such agreement can be reached after good faith negotiation, either the Indemnifying Party or the Indemnified Party may, by written notice to the other, demand arbitration of the matter unless the amount of the Damages is at issue in pending litigation with a third party, in which event arbitration shall not be commenced until such amount is ascertained or both the Indemnifying Party and the Indemnified Party agree to arbitration; and in such event the matter shall be settled by arbitration conducted by a single arbitrator. The Indemnifying Party and the Indemnified Party shall jointly select an arbitrator. If the Indemnifying Party and the Indemnified Party fail to agree upon an arbitrator within ten (10) days, an arbitrator shall be selected for them by the American Arbitration Association ("AAA"). The decision of the arbitrator so selected as to the validity and amount of any indemnification claim shall be binding and conclusive upon the parties to this Agreement.

              (c) Judgment upon any award rendered by the arbitrators may be entered in any court having jurisdiction. Any such arbitration shall be held in Montgomery County, Maryland under the commercial rules then in effect of the American Arbitration Association. The Non-Prevailing Party to an arbitration shall pay its own expenses, the fees of each arbitrator, the administrative fee of the American Arbitration Association, and the expenses, including without limitation, attorneys' fees and costs reasonably incurred by the other party to the arbitration.

       7.8    Stockholders' Agent.

              (a) Jeffrey Steinberg shall be appointed as agent and attorney-in-fact (the "STOCKHOLDERS' AGENT") for each Target Stockholder, for and on behalf of the Target Stockholders, (i) to assert, prosecute or respond to any claims for indemnification hereunder on behalf of all or any Target Stockholders (and is hereby designated as the Indemnifying Party to act on behalf of the Target Stockholders under Section 7.5 hereof), (ii) to give and receive notices and communications to authorize delivery to Acquiror of shares of Acquiror Common

Stock from the Escrow Fund in satisfaction of claims by Acquiror, to object to such deliveries, to agree to, negotiate, enter into settlements and compromises of, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to such claims, and to take all actions necessary or appropriate in the judgment of the Stockholders' Agent for the accomplishment of the foregoing, (iii) to endorse Certificates or stock powers therefor on behalf of any Target Stockholder, and (iv) to amend this Agreement at any time by execution of an instrument in writing signed on behalf of each of the parties hereto; provided that an amendment shall not (a) alter or change the amount or kind of consideration to be received on conversion of the Target Capital Stock,
(b) alter or change any term of the Certificate of Incorporation of the Surviving Corporation to be effected by the Merger, or (c) alter or change any of the terms and conditions of this Agreement if such alteration or change would adversely affect the holders of Target Capital Stock. Such agency may be changed by the stockholders of Target from time to time upon not less than thirty (30) days prior written notice to Acquiror; provided, however, that the Stockholders' Agent may not be removed unless holders of a two-thirds interest in the Escrow Fund (with the Escrow Shares being valued at the Closing Stock Price for purposes of this calculation) agree to such removal and to the identity of the substituted stockholders' agent. Any vacancy in the position of the Stockholders' Agent may be filled by approval of the holders of a majority in interest of the Escrow Fund (with the Escrow Shares being valued at the Closing Stock Price for purposes of this calculation). No bond shall be required of the Stockholders' Agent, and the Stockholders' Agent shall not receive compensation for his services. Notice or communications to or from the Stockholders' Agent shall constitute notice to or from each of the stockholders of Target.

              (b) The Stockholders' Agent shall not be liable for any act done or omitted hereunder as Stockholders' Agent while acting in good faith and in the exercise of reasonable judgment, and any act done or omitted pursuant to the advice of counsel shall be conclusive evidence of such good faith. The Target Stockholders shall severally indemnify the Stockholders' Agent and hold him harmless against any loss, liability or expense incurred without gross negligence or bad faith on the part of the Stockholders' Agent and arising out of or in connection with the acceptance or administration of his or her duties hereunder, and shall reimburse the Stockholders' Agent for their pro rata share of any expenses incurred by the Stockholders' Agent.

              (c) The Stockholders' Agent shall have reasonable access to information about Target and Acquiror and the reasonable assistance of Target's and Acquiror's officers and employees for purposes of performing his duties and exercising his rights hereunder; provided, that the Stockholders' Agent shall treat confidentially and not disclose any nonpublic information from or about Target or Acquiror to anyone (except on a need to know basis to individuals who agree to treat such information confidentially).

       7.9    Actions of Stockholders' Agent.

              A decision, act, consent or instruction of the Stockholders' Agent (as such) shall constitute a decision of all Target Stockholders on behalf of whom he is acting and shall be final, binding and conclusive upon each such Target Stockholder, and the Escrow Agent and Acquiror may rely upon any decision, act, consent or instruction of the Stockholders' Agent as being the decision, act, consent or instruction of each and every such Target Stockholder. The Escrow Agent and Acquiror are hereby relieved from any liability to any Target Stockholders for any acts done by them in good faith in accordance with any decision, act, consent or instruction of the Stockholders' Agent on behalf of such Target Stockholder.

                                  ARTICLE VIII

                               GENERAL PROVISIONS

       8.1    Notices.

              All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or mailed by registered or certified mail (return receipt requested) or sent via facsimile (with confirmation of receipt) to the parties at the following address (or at such other address for a party as shall be specified by like notice):

              (a)    if to Acquiror or Merger Sub, to:

                     Human Genome Sciences, Inc.
                     9410 Key West Avenue
                     Rockville, Maryland 20850
                     Attention:  James H. Davis, Ph.D.
                     Facsimile No.:  (301) 309-8439
                     Telephone No.:  (301) 251-6039

                     with a copy to:

                     Piper Marbury Rudnick & Wolfe LLP
                     6225 Smith Avenue
                     Baltimore, Maryland 21209-3600
                     Attention:    R. W. Smith, Jr.
                     Facsimile No.:  (410) 580-3001
                     Telephone No.:  (410) 580-3000

              (b)    if to Target, to:

                     Principia Pharmaceutical Corporation
                     2650 Eisenhower Avenue
                     Norristown, Pennsylvania  19403
                     Attention:    Christopher Prior, Ph.D.
                     Facsimile No.:   (610) 676-0912
                     Telephone No.:   (610) 676-0911
                     with a copy to:

                     Morgan Lewis & Bockius LLP
                     1701 Market Street
                     Philadelphia, Pennsylvania  19103-2921
                     Attention: Joanne R. Soslow
                     Facsimile No.:  (215) 963-5299
                     Telephone No.:  (215) 963-5000

              (c)    if to Stockholders' Agent, to:

                     HealthCare Ventures V, L.P.
                     44 Nassau Street
                     Princeton, New Jersey  08542
                     Attention:    Jeffrey Steinberg
                     Facsimile No.:  (609) 430-9525
                     Telephone No.:  (609) 430-3913

       8.2    Expenses.

              Each of Acquiror and Target shall bear its own expenses in connection with the preparation for and consummation of the transactions contemplated by this Agreement provided that the total fees and expenses incurred by Target shall not exceed $250,000.

       8.3    Interpretation.

              When a reference is made in this Agreement to Exhibits, such reference shall be to an Exhibit to this Agreement unless otherwise indicated. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The phrase "made available" in this Agreement shall mean that the information referred to has been made available if requested by the party to whom such information is to be made available. The phrases "the date of this Agreement", "the date hereof", and terms of similar import, unless the context otherwise requires, shall be deemed to refer to September 8, 2000. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

       8.4    Counterparts.

              This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

       8.5    Entire Agreement; Third Party Beneficiaries.

              This Agreement and the documents and instruments and other agreements specifically referred to herein or delivered pursuant hereto, including the Exhibits, the Appendices, the Schedules, the Target Disclosure Schedule and the Acquiror Disclosure Schedule (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, except for the Non-Disclosure Agreement, which shall continue in full force and effect, and shall survive any termination of this Agreement or the Closing, in accordance with its terms and (b) are not intended to confer upon any other person any rights or remedies hereunder, except as set forth in Article I, Section 5.4 and
Article VII of this Agreement (with respect to which the third parties named therein are beneficiaries and entitled to assert rights thereunder).

       8.6    Severability.

              In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

       8.7    Remedies Cumulative.

              Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

       8.8    Governing Law.

              This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to applicable principles of conflicts of law. Each of the parties hereto irrevocably consents to the non-exclusive jurisdiction of any court located within the State of Delaware, in connection with any matter based upon or arising out of this Agreement or the matters contemplated herein, agrees that process may be served upon them in any manner authorized by the laws of the State of Delaware for such persons and waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction and such process.

       8.9    Assignment; Amendment; Binding Effect.

              Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. This Agreement may be amended after the Effective Time only by the written agreement of Acquiror, Target and the Stockholders' Agent. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns.

       8.10   Rules of Construction.

              The parties hereto agree that they have been represented by counsel during the negotiation, preparation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

                            [SIGNATURE PAGE FOLLOWS]

              IN WITNESS WHEREOF, Target, Acquiror and Merger Sub have caused this Agreement to be executed and delivered by their respective officers thereunto duly authorized, all as of the date first written above.

                                ACQUIROR, INC.


                                By: /s/ Arthur M. Mandell
                                   --------------------------------------------
                                    Name:  Arthur M. Mandell
                                    Title: Senior Vice President


                                TARGET, INC.


                                By: /s/ David R. King
                                   --------------------------------------------
                                    Name:  David R. King
                                    Title: Chief Executive Officer


                                MERGER SUB CORP.


                                By: /s/ Arthur M. Mandell
                                   --------------------------------------------
                                    Name:  Arthur M. Mandell
                                    Title: President


                                SERIES A PREFERRED STOCKHOLDERS


                                HEALTHCARE VENTURES V, L.P.

                                By:  Healthcare Partners V., L.P.


                                By:  /s/ Jeffrey Steinberg
                                   --------------------------------------------
                                     Jeffrey Steinberg, Administrative Partner


                                RHO MANAGEMENT TRUST II

                                By:  RHO Management Company, Inc.,
                                     as Investment Advisor



                                By:  /s/ Mark Leschly
                                   --------------------------------------------

                                HUDSON TRUST


                                By:  /s/ Scott Ciccone
                                     ------------------------------------------
                                     Scott Ciccone, Trustee


                                DELTA BIOTECHNOLOGY LIMITED


                                By:  /s/ Alfred P. Marzetti
                                     ------------------------------------------



                                /s/ Frederick Kyle
                                -----------------------------------------------
                                Frederick W. Kyle



                                /s/ David R. and Eunice S. King
                                -----------------------------------------------
                                David R. and Eunice S. King - Ten. Ent.



                                /s/ W. Merkle
                                -----------------------------------------------
                                Werner Merkle

                                COMMON STOCKHOLDERS



                                /s/ Frederick W. Kyle
                                -----------------------------------------------
                                Frederick W. Kyle



                                /s/ Christopher P. Prior
                                -----------------------------------------------
                                Christopher P. Prior



                                /s/ Richard S. Gore
                                -----------------------------------------------
                                Richard S. Gore



                                /s/ David R. King
                                -----------------------------------------------
                                David King



                                     - 42 -